UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	33-44202	06-1241288
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

One Corporate Drive
Shelton, Connecticut 06484
(Address of principal executive offices and zip code)

(203) 926-1888
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     Management of American Skandia Life Assurance Corporation (the “Company”) has concluded that certain amounts were incorrectly classified in the Company’s audited Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002 included in the Company’s 2004 Annual Report on Form 10-K (the “2004 Form 10-K”) and in the Company’s unaudited Statements of Cash Flows for the periods ended March 31 and June 30, 2005 and 2004 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2005 (the “2005 Forms 10-Q”). In connection with the preparation of the Company’s financial statements for the year ended December 31, 2005, which are not yet complete, management of the Company concluded on February 3, 2006 that the Company should file a Form 10-K/A and Forms 10-Q/A restating the Statements of Cash Flows included in the 2004 Form 10-K and in the 2005 Forms 10-Q and that such Statements of Cash Flows, pending these restatements, should not be relied upon. Correct classifications were included in the Company’s unaudited Statements of Cash Flows for the periods ended September 30, 2005 and 2004 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

     Although the restatements will affect the subtotals of cash flows from operating, investing and financing activities, they will have no impact on the net increase (decrease) in cash and cash equivalents for any previously reported period. The restatements will also have no impact on the Company’s Statements of Financial Position or Statements of Operations as of the end of or for any previously reported period.

     The restatements are primarily attributable to the incorrect classification in prior periods of the net increase (decrease) in payables and receivables arising from investment purchases and sales that had not yet settled as of the end of the reporting period. In the affected previously reported Statements of Cash Flows, changes in the net receivable/payable from unsettled investment purchases and sales were classified within “adjustments to reconcile net income to cash provided by operating activities.” To the extent such balances pertained to investments classified as available for sale, changes in such balances should have been included within cash flows from investing activities, consistent with the related investments. Conversely, investment transactions relating to investments classified as trading were classified as cash flows from investing activities but should have been included as “adjustments to reconcile net income to cash provided by operating activities.” In addition, the net change in the policy loan receivable, previously reported in cash flows from operating activities, will be reported as a component in the cash flows used in investing activities. The restatements also include a reclassification of interest credited to policyholders’ account balances to reflect the amounts as an “adjustment to reconcile net income to cash provided by operating activities.” Previously, this activity was reflected as part of financing activities. The change is being made to conform to the classifications made by the parent company, Prudential Financial, Inc.

     The above conclusions were reached in consultation with members of the Audit Committee of the Company’s Board of Directors and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. A copy of this disclosure was provided to PricewaterhouseCoopers LLP in advance of this filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2006
American Skandia Life Assurance Corporation

	By:	/s/ MICHAEL A. BOHM

Name: Michael A. Bohm
Title: Principal Financial Officer and Principal Accounting Officer